Exhibit 99.1

Petrosearch Energy Corporation
675 Bering Drive, Suite 200	FOR IMMEDIATE RELEASE
Houston, TX 77057
(713) 961-9337

Investor Relations Contact

(713) 334-5123
Email:IRC@petrosearch.com

PETROSEARCH ANNOUNCES DEPARTURE OF COO

HOUSTON, TX – April 17, 2009 - Petrosearch Energy Corporation (OTCBB: PTSG) announced today that it has mutually agreed with Mr. Wayne Beninger, its Chief Operating Officer, to terminate Mr. Beninger’s employment agreement as of April 15, 2009.  Mr. Beninger’s agreement was set to expire on April 30, 2009; however, in an effort to preserve capital to meet the final working capital requirements pursuant to the recently announced merger with Double Eagle Petroleum, the parties have mutually agreed to the early termination of Mr. Beninger’s employment agreement.  Mr. Beninger has agreed to remain accessible to the Company as a consultant for any needs the Company may have through the merger process.

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with operations focused in the Anadarko basin of the North Texas Panhandle.  For more information please visit www.petrosearch.com.